 As filed with the Securities and Exchange Commission on September 17, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
Affirm Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-2224323
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)
Affirm Holdings, Inc.
650 California Street
San Francisco, CA 94108
(415) 984-0490
(Address of principal executive offices) (Zip code)
_________________
Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan
Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan
(Full titles of the plans)
Max Levchin
Chief Executive Officer
Affirm Holdings, Inc.
650 California Street
San Francisco, CA 94108
(415) 984-0490
(Name and address of agent for service) (Telephone number, including area code, of agent for service)
_________________
Copy to:

Katherine Adkins
Chief Legal Officer
Affirm Holdings, Inc.
650 California Street
San Francisco, California 94108
(650) 984-0490
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.00001 per share
Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan	13,466,726(2)	$116.03(3)	$1,562,544,217.78	$170,473.57
Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan	2,693,345(4)	$116.03(3)	$ 312,508,820.35	$ 34,094.71
Total	16,160,071	-	$1,875,053,038.13	$204,568.29
(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Class A common stock, $0.00001 par value per share (the “Class A common stock”), that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Class A common stock, as applicable.
(2) Represents additional shares of Class A common stock available for future issuance under the Affirm Holdings, Inc. Amended and Restated 2012 Stock Plan (the “2012 Stock Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2012 Stock Plan.
(3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based on the average of the high and low sales prices per share of the Class A common stock as reported on The Nasdaq Global Select Market (“Nasdaq”) on September 10, 2021 of $116.03 per share.
(4) Represents additional shares of Class A common stock reserved for future issuance under the Affirm Holdings, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2020 ESPP.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Affirm Holdings, Inc. is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 13,466,726 additional shares of Class A common stock under the 2012 Stock Plan and 2,693,345 additional shares of Class A common stock under the 2020 ESPP pursuant to the provisions of such plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the registrant’s previous registration statements on Form S-8 filed with the Commission on January 13, 2021 (Registration No. 333-252068) and February 2, 2021 (Registration No. 333-252644). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit Number	Description

5.1	Opinion of Gibson Dunn & Crutcher LLP

23.1	Consent of Gibson Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accountants

23.3	Consent of Deloitte & Touche LLP, independent registered public accountants

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1(1)	Amended and Restated 2012 Stock Plan
99.2(2)	2020 Employee Stock Purchase Plan

(1)Incorporated by reference to Exhibit 10.7 filed with the registrant’s Form 10-K for the fiscal year ended June 30, 2021, filed with the Commission on September 17, 2021.
(2)Incorporated by reference to Exhibit 10.3 filed with the registrant’s Registration Statement on Form S-1/A (File No. 333-250184), filed with the Commission on November 20, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of September, 2021.

AFFIRM HOLDINGS, INC.

By:	/s/ Max Levchin
Max Levchin
Chief Executive Officer

POWER OF ATTORNEY
The undersigned directors and officers of Affirm Holdings, Inc. hereby constitute and appoint Max Levchin, Michael Linford and Katherine Adkins, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 17, 2021.

Signature	Capacity

/s/ Max Levchin
Max Levchin	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Michael Linford
Michael Linford	Chief Financial Officer (principal financial officer)

/s/ Siphelele Jiyane
Siphelele Jiyane	VP, Controller (principal accounting officer)

/s/ Jeremy Liew
Jeremy Liew	Director

/s/ Libor Michalek
Libor Michalek	Director

/s/ Jenny J. Ming
Jenny J. Ming	Director

/s/ Jeremy G. Philips
Jeremy G. Philips	Director

/s/ Christa S. Quarles
Christa S. Quarles	Director

/s/ Keith Rabois
Keith Rabois	Director

/s/ Jacqueline D. Reses
Jacqueline D. Reses	Director

/s/ James D. White
James D. White	Director